As filed with the Securities and Exchange Commission on June 1, 2011

Registration No. 333-174277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	4213	48-0948788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff P. Bennett

Vice President—Legal, Interim General Counsel and Secretary

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis M. Myers, P.C.

Paul D. Zier

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
YRC Inc.	Delaware	34-0492670
Roadway LLC	Delaware	20-0453812
Roadway Next Day Corporation	Pennsylvania	23-2200465
YRC Enterprise Services, Inc.	Delaware	20-0780375
YRC Regional Transportation, Inc.	Delaware	36-3790696
USF Sales Corporation	Delaware	36-3799036
USF Holland Inc.	Michigan	38-0655940
USF Reddaway Inc.	Oregon	93-0262830
USF Glen Moore Inc.	Pennsylvania	23-2443760
YRC Logistics Services, Inc.	Illinois	36-3783345
IMUA Handling Corporation	Hawaii	36-4305355
YRC Association Solutions, Inc.	Delaware	20-3720424
Express Lane Service, Inc.	Delaware	20-1557186
YRC International Investments, Inc.	Delaware	20-0890711
USF RedStar LLC	Delaware	N/A
USF Dugan Inc.	Kansas	48-0760565
USF Technology Services Inc.	Illinois	36-4485376
YRC Mortgages, LLC	Delaware	20-1619478
New Penn Motor Express, Inc.	Pennsylvania	23-2209533
Roadway Express International, Inc.	Delaware	34-1504752
Roadway Reverse Logistics, Inc.	Ohio	34-1738381
USF Bestway Inc.	Arizona	86-0104184
USF Canada Inc.	Delaware	20-0211560
USF Mexico Inc.	Delaware	20-0215717
USFreightways Corporation	Delaware	N/A

The address, including zip code and telephone number, including area code, of each additional registrant’s principal executive offices is as shown on the cover page of this Registration Statement on Form S-1, except the address, including zip code and telephone number, including area code for the principal executive offices of (i) New Penn Motor Express, Inc. is 625 South Fifth Ave., Lebanon, PA 17042, (800) 285-5000, (ii) USF Glen Moore Inc. is 1711 Shearer Drive, Carlisle, PA 17013-9970, (717) 245-0788, (iii) USF Holland Inc. is 750 East 40 St., Holland, MI 49423, (616) 395-5000 and (iv) USF Reddaway Inc. is 16277 SE 130 Ave., Clackamas, OR 97015, (503) 650-1286. The name, address, including zip code, of the agent for service for each of the additional registrants is Jeff P. Bennett, Vice President—Legal, Interim General Counsel and Secretary, YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 is being filed for the purpose of filing exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred by the Company in connection with the offering of the securities registered under this registration statement. All amounts are estimated, except for the SEC registration fee.

(in millions)
SEC registration fee	$0.1
Printing expenses	0.1
Legal fees and expenses	4.0
Lender and advisor fees and expenses	21.6
Accounting fees and expenses	0.5
Miscellaneous expenses	3.5

Total	$29.8

Item 14. Indemnification of Directors and Officers

Delaware Law

YRC Worldwide Inc. (the “Company”), and registrants YRC Enterprise Services, Inc. (“YRC Enterprise”), YRC Regional Transportation, Inc. (“YRC Regional”), USF Sales Corporation (“USF Sales”), YRC Association Solutions, Inc. (“YRC Association”), Express Lane Service, Inc. (“Express Lane”), YRC International Investments, Inc. (“YRC International”), Roadway Express International, Inc. (“Roadway Express”), USF Canada Inc. (“USF Canada”), USF Mexico Inc. (“USF Mexico”) and USFreightways Corporation (“US Freightways”), are all incorporated under the laws of the State of Delaware.

The Certificate of Incorporation, as amended, of each of the Company, YRC Enterprise, YRC Regional, USF Sales, YRC Association, Express Lane, USF Canada, USF Mexico and USFreightways provides that such registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of YRC International provides that such registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as the same exists or may be amended. The Certificate of Incorporation and Bylaws of each of the Company, YRC Regional, USF Sales, YRC Association, Express Lane and USFreightways also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of such registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws of each of the Company, YRC Enterprise, YRC Regional, USF Sales, YRC Association, Express Lane, YRC International, Roadway Express, USF Canada, USF Mexico and USFreightways, and DGCL Section 145 together provide that such registrants shall indemnify its present or former directors and officers, as well as other employees and may indemnify other individuals (each an “Indemnified Party”, and collectively, “Indemnified Parties”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of the Company (a “derivative action”), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the registrant’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to the applicable registrant. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing. The Company also maintains an employed lawyers’ insurance policy for employees (including officers) that are licensed to practice law (“counsel”).

The Company has entered into indemnification agreements with certain of its directors, officers, and counsel. Under the indemnification agreements, the Company agreed to indemnify each indemnified party, subject to certain limitations, to the maximum extent permitted by Delaware law against all litigation costs, including attorneys fees and expenses, and losses, in connection with any proceeding to which the indemnified party is a party, or is threatened to be made a party, by reason of the fact that the indemnified party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another entity related to the business of the Company. The indemnification agreements also provide (i) for the advancement of expenses by the Company, subject to certain conditions, (ii) a procedure for determining an indemnified party’s entitlement to indemnification and (iii) for certain remedies for the indemnified party. In addition, the indemnification agreements require the Company to cover the indemnified party under any directors’ and officers’ insurance policy or, with respect to counsel, under any employed lawyers insurance policy, maintained by the Company.

Roadway LLC (“Roadway”), USF RedStar LLC (“USF RedStar”) and YRC Mortgages, LLC (“YRC Mortgages”) are each organized as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company, subject to any standards and restrictions in its limited liability company agreement, may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands. The limited liability company agreement of each of Roadway, USF RedStar and YRC Mortgages provides that, to the maximum extent permitted by law, the company shall indemnify any person who is or was a manager or member of the company, or who is or was serving at the request of the company as a manager, director or office of any other enterprise against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually incurred in connection with such action.

Pennsylvania Law

Roadway Next Day Corporation (“Roadway”), USF Glen Moore Inc. (“Glen Moore”) and New Penn Motor Express, Inc. (“New Penn”) are incorporated under the laws of the State of Pennsylvania. Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of a claim.

The Bylaws of Roadway provide that Roadway shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Roadway’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

The Bylaws of each of Glen Moore and New Penn provide that the company shall indemnify, to the extent permitted by law, any and all directors and officers of the corporation and any other person designated by the board against any liability incurred in connection with any proceeding in which such person is involved by fact of serving in the capacity of director, officer, employee or agent of the corporation, or at the request of the company, as a director, officer, employee agent, fiduciary or trustee of another enterprise, except where the conduct has been finally determined (i) to constitute willful misconduct of recklessness, (ii) to be attributable to the receipt by such indemnified party of a benefit to which it is not legally entitled or (iii) otherwise adjudicated to be unlawful.

Michigan Law

USF Holland Inc. (“Holland”) is incorporated under the laws of the State of Michigan. Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders. The Bylaws of Holland provide that Holland shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Holland’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Oregon Law

USF Reddaway Inc. (“Reddaway”) is incorporated under the laws of the State of Oregon. The Oregon Business Corporation Act (the “OBCA”) permits a corporation to include in its articles of incorporation a provision indemnifying a director if (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. In addition, the OBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceedings. Reddaway’s articles of incorporation do not limit such right of indemnification.

Illinois Law

YRC Logistics Services, Inc. (“Logistics”) and USF Technology Services Inc. (“USF Technology”) are each incorporated under the laws of the State of Illinois. Under Section 8.75 of the Illinois Business Corporation Act of 1983, Logistics and USF Technology are empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened action (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Logistics or USF Technology, or serving or having served at the request of Logistics or USF Technology as a director, officer, employee or agent of another enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of Logistics or USF Technology who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws of Logistics provide that Logistics shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Logistics’ best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Hawaii Law

IMUA Handling Corporation (“IMUA”) is incorporated under the laws of the State of Hawaii. The Certificate of Incorporation of IMUA provides that directors shall not be personally liable to IMUA for any actions brought by shareholders or the corporation for monetary damages except for: (i) personal benefit received by a director to which the director is not entitled, (ii) an intentional inflection of harm on the corporation or the shareholders, (iii) a violation of Section 414-223 of the Hawaii Revised States (“HSR”) or (iv) an intentional violation of criminal law.

Pursuant to Section 414-242 of the HSR and resolutions adopted by the board of IMUA, IMUA indemnifies its officers and directors to the full extent permitted by law if (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Subject to the same exceptions, IMUA shall indemnify its officers and directors in any derivative action, except where the officer or director received a financial benefit to which it was not entitled. In addition, in accordance with resolutions of the board of IMUA and Section 414-223 of the HSR provides that, IMUA shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceedings.

Kansas Law

USF Dugan Inc. (“USF Dugan”) is incorporated under the laws of the State of Kansas. Section 17-6305 of the Kansas General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such action, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Notwithstanding the preceding sentence, no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise determined by the court in which such proceeding is pending. A Kansas corporation may also indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Bylaws of USF Dugan provide that USF Dugan shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to USF Dugan’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Ohio Law

Roadway Reverse Logistics, Inc. is incorporated under the laws of the State of Ohio. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which (a) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

Arizona Law

USF Bestway Inc. (“USF Bestway”) is incorporated under the laws of the State of Arizona. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to Section 10-202, subsection B, paragraph 2. Section 10-851 also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

The Articles of Incorporation of USF Bestway provide that USF Bestway shall indemnify any and all of its existing and former directors, officers, employees and agents against any and all expenses incurred, including but not limited to legal fees, judgments, penalties and amounts paid in compromise and settlement, which may arise or be incurred, rendered or levied in any legal action brought against them for or on account of any act or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met satisfactory standards of conduct appropriate in the circumstances. No such indemnification is available with respect to liabilities under the Securities Act of 1933 or comparable Arizona statutes, and USF Bestway has the right to refuse to indemnify in any instance in which the person to whom indemnification would otherwise have been applicable has unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

Item 15. Recent Sales of Unregistered Securities

On February 23, 2010 the Company sold $49.8 million in aggregated principal amount of its 6% convertible notes due 2014. On August 3, 2010 the Company sold an additional $20.2 million in aggregate principal amount of its 6% convertible notes due 2014. The offers, sales and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act since each such transaction did not involve a public offering. In that regard, each purchaser of these securities represented to the Company in connection with such offer and sale that it was an “Accredited

Investor” within the meaning of Rule 501 of Regulation D under the Securities Act and that it was acquiring such securities in these transactions for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 16. Exhibits and Financial Statement Schedules

A list of exhibits filed with this Registration Statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

YRC Worldwide Inc.

By:	/s/ William D. Zollars
William D. Zollars
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William D. Zollars William D. Zollars	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 1, 2011

/s/ William L. Trubeck William L. Trubeck	Director, Interim Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President, Investor Relations, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 1, 2011

* Eugene I. Davis	Director	June 1, 2011

* Dennis E. Foster	Director	June 1, 2011

* Teresa Ghilarducci	Director	June 1, 2011

* Marnie S. Gordon	Director	June 1, 2011

* Beverly K. Goulet	Director	June 1, 2011

* Mark E. Holliday	Director	June 1, 2011

* John A. Lamar	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

YRC Inc.

By:	/s/ Phil J. Gaines
Phil J. Gaines
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Phil J. Gaines Phil J. Gaines	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President - Legal and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

YRC Enterprise Services, Inc.

By:	/s/ Phil J. Gaines
Phil J. Gaines
Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President and Chief Executive Officer (Principal Executive Officer) and Director	June 1, 2011

/s/ Phil J. Gaines Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President - Legal and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

Roadway LLC

By:	/s/ Phil J. Gaines
Phil J. Gaines
Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President (Principal Executive Officer) and Manager	June 1, 2011

/s/ Phil J. Gaines Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Manager	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Manager	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

Roadway Next Day Corporation

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

YRC Regional Transportation, Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President - Legal and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USF Sales Corporation

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on June 1, 2011.

USF Holland Inc.

By:	/s/ Daniel L. Olivier
Daniel L. Olivier
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey A. Rogers Jeffrey A. Rogers	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Daniel L. Olivier Daniel L. Olivier	Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President - Legal and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clackamas, State of Oregon, on June 1, 2011.

USF Reddaway Inc.

By:	/s/ Thomas S. Palmer
Thomas S. Palmer
Vice President - Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. O’Connor Thomas J. O’Connor	President and Chief Executive Officer (Principal Executive Officer) and Director	June 1, 2011

/s/ Thomas S. Palmer Thomas S. Palmer	Vice President - Finance and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President - Legal and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USF Glen Moore Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Pruden Gary Pruden	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President - Legal and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

YRC Logistics Services, Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

IMUA Handling Corporation

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

YRC Association Solutions, Inc.

By:	/s/ Phil J. Gaines
Phil J. Gaines
Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Phil J. Gaines Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

Express Lane Service, Inc.

By:	/s/ Phil J. Gaines
Phil J. Gaines
Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Phil J. Gaines Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

YRC International Investments, Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric A. Friedlander Eric A. Friedlander	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USF RedStar LLC

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Manager	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Manager	June 1, 2011

* Michael J. Smid	Manager	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USF Dugan Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USF Technology Services Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

YRC Mortgages, LLC

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul F. Liljegren Paul F. Liljegren	President (Principal Executive, Financial and Accounting Officer) and Manager	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Manager	June 1, 2011

* Michael J. Smid	Manager	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

New Penn Motor Express, Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven D. Gast Steven D. Gast	President and Chief Executive Officer (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President - Legal and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

Roadway Express International, Inc.

By:	/s/ Phil J. Gaines
Phil J. Gaines
Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Smid Michael J. Smid	President (Principal Executive Officer) and Director	June 1, 2011

/s/ Phil J. Gaines Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Director	June 1, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

Roadway Reverse Logistics, Inc.

By:	/s/ Phil J. Gaines
Phil J. Gaines
Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randy Riddell Randy Riddell	President (Principal Executive Officer)	June 1, 2011

/s/ Phil J. Gaines Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	June 1, 2011

/s/ Jeff P. Bennett Jeff P. Bennett	Vice President and Secretary and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USF Bestway Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USF Canada Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USF Mexico Inc.

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 1, 2011.

USFreightways Corporation

By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff P. Bennett Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	June 1, 2011

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	June 1, 2011

* Michael J. Smid	Director	June 1, 2011

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Jeff P. Bennett
Jeff P. Bennett Attorney-in-Fact

Schedule of Exhibits

1.1	At Market Issuance Sales Agreement, dated as of May 3, 2010, among the Company, Wm Smith & Co. and McNicoll, Lewis & Vlak LLC (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K, filed on May 4, 2010, File No. 000-12255).

2.1	Asset Purchase Agreement dated November 23, 2009 between YRC Logistics Services, Inc. and Greatwide Dedicated Transport, LLC (incorporated by reference to Exhibit 2.1 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

2.2	Equity Interest Purchase Agreement, dated June 25, 2010, between the Company and CEG Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 9, 2010, File No. 000-12255).

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2002, File No. 000-12255), as amended by Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8, filed on December 23, 2003, File No. 000-12255), Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on January 3, 2006, File No. 000-12255), Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 to the Annual Report on Form 10-K for the year ended December 31, 2009, File No. 000-12255), Certificate of Designations, Preferences, Powers and Rights of Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255), Certificate of Elimination of Class A Convertible Stock of the Company (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on April 30, 2010, File No. 000-12255) and Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

3.2	Bylaws of the Company, as amended through February 10, 2011 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on February 11, 2011, File No. 000-12255).

3.3	Amended and Restated Certificate of Incorporation of YRC Inc., as further amended (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.4	Amended and Restated Bylaws of YRC Inc., f/k/a Roadway Express, Inc. (incorporated by reference to Exhibit 3.21 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.5	Certificate of Formation of Roadway LLC, as amended (incorporated by reference to Exhibit 3.18 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.6	Limited Liability Company Agreement of Roadway LLC (incorporated by reference to Exhibit 3.19 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.7	Certificate of Incorporation of Roadway Next Day Corporation (incorporated by reference to Exhibit 3.22 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.8	Bylaws of Roadway Next Day Corporation (incorporated by reference to Exhibit 3.23 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.9	Certificate of Incorporation of YRC Enterprise Services, Inc., as amended (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.10	Bylaws of YRC Enterprise Services, Inc. (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.11	Certificate of Incorporation of YRC Regional Transportation, Inc., as amended (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.12	Amended and Restated Bylaws of YRC Regional Transportation, Inc., f/k/a USF Corporation (incorporated by reference to Exhibit 3.27 to Yellow Roadway Corporation’s Registration Statement on Form S-4 filed on June 21, 2005, File No. 333-126006).

3.13	Certificate of Incorporation of USF Sales Corporation, as amended (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.14	Amended and Restated Bylaws of USF Sales Corporation (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.15	Certificate of Incorporation of USF Holland Inc., as amended (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.16	Amended and Restated Bylaws of USF Holland Inc. (incorporated by reference to Exhibit 3.29 to Yellow Roadway Corporation’s Registration Statement on Form S-4 filed on June 21, 2005, File No. 333-126006).

3.17	Certificate of Incorporation of USF Reddaway Inc., as amended (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.18	Bylaws of USF Reddaway Inc. (incorporated by reference to Exhibit 3.24 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.19	Certificate of Incorporation of USF Glen Moore Inc., as amended (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.20	Bylaws of USF Glen Moore Inc. (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.21	Certificate of Incorporation of YRC Logistics Services, Inc., f/k/a USF Distribution Services, Inc., as amended (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.22	Amended and Restated Bylaws of YRC Logistics Services, Inc., as further amended (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.23	Certificate of Incorporation of IMUA Handling Corporation, as amended (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.24	Bylaws of IMUA Handling Corporation, as amended (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.25*	Certificate of Incorporation of YRC Association Solutions, Inc.

3.26*	Amended and Restated Bylaws of YRC Association Solutions, Inc.

3.27*	Certificate of Incorporation of Express Lane Service, Inc.

3.28*	Bylaws of Express Lane Service, Inc.

3.29*	Certificate of Incorporation of YRC International Investments, Inc.

3.30*	Bylaws of YRC International Investments, Inc.

3.31*	Certificate of Formation of USF RedStar LLC.

3.32*	Limited Liability Company Agreement of USF RedStar LLC.

3.33*	Articles of Incorporation of USF Dugan Inc., f/k/a Dugan Truck Line, Inc., as amended.

3.34*	Amended and Restated Bylaws of USF Dugan Inc.

3.35*	Articles of Incorporation of USF Technology Services Inc., as amended.

3.36*	Bylaws of USF Technology Services Inc.

3.37*	Certificate of Formation of YRC Mortgages, LLC, f/k/a YRC Mortgages, Inc.

3.38*	Limited Liability Company Agreement of YRC Mortgages, LLC

3.39*	Articles of Incorporation of New Penn Motor Express, Inc., f/k/a NPME, Inc., as amended.

3.40*	Bylaws of New Penn Motor Express, Inc.

3.41*	Certificate of Incorporation of Roadway Express International, Inc., as amended.

3.42*	Amended and Restated Bylaws of Roadway Express International, Inc.

3.43*	Articles of Incorporation of Roadway Reverse Logistics, Inc., f/k/a Roadway Managed Return Services, Inc., as amended.

3.44*	Code of Regulations of Roadway Reverse Logistics, Inc., f/k/a Roadway Managed Return Services, Inc.

3.45*	Articles of Incorporation of USF Bestway Inc., f/k/a Best-Way Transportation, as amended.

3.46*	Bylaws of USF Bestway Inc., f/k/a Best-Way Transportation.

3.47*	Certificate of Incorporation of USF Canada Inc.

3.48*	Amended and Restated Bylaws of USF Canada Inc.

3.49*	Certificate of Incorporation of USF Mexico Inc.

3.50*	Amended and Restated Bylaws of USF Mexico Inc.

3.51*	Certificate of Incorporation of USFreightways Corporation, f/k/a USF Corporation, as amended.

3.52*	Bylaws of USFreightways Corporation

4.1.1	Indenture (including form of note) dated December 31, 2004, among the Company, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to Registration Statement on Form S-4/A, filed on November 30, 2004, File No. 333-119990).

4.1.2	Supplemental Indenture, dated as of December 31, 2009, between the Company, the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.2.1	Indenture (including form of note) dated December 31, 2004, among the Company, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to Registration Statement on Form S-4/A, filed on November 30, 2004, File No. 333-119990).

4.2.2	Supplemental Indenture, dated as of December 31, 2009, between the Company, the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 3.375% Net Share Settled Contingent Convertible Senior notes due 2023 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.3.1	Indenture (including form of note), dated as of February 23, 2010, by and among the Company, as issuer, the Guarantors and US Bank, National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

4.3.2	Supplemental Indenture, dated August 3, 2010, by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on August 3, 2010, File No. 000-12255).

4.3.3	Letter Agreement, dated August 2, 2010, by and among the Company and certain investors in the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

4.4	Commitment Letter, dated as of May 15, 2011 and agreed and accepted by the Company on May 16, 2011, by and between the Company and Morgan Stanley (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K, filed on May 17, 2011, File No. 000-12255).

4.5***	Form of Indenture (including form of note), dated as of , 2011, by and among the Company, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee, related to the Company’s 10% Series A Convertible Senior Secured Notes due 2015.

4.6***	Form of Indenture (including form of note), dated as of , 2011, by and among the Company, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee, related to the Company’s 10% Series B Convertible Senior Secured Notes due 2015.

4.7***	Form of Registration Rights Agreement, dated as of , 2011, among the Company, the guarantors named therein and the holders of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 named therein.

4.8***	Form of Registration Rights Agreement, dated as of , 2011, among the Company, the guarantors named therein and the holders of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 named therein.

4.9***	Form of Registration Rights Agreement, dated as of , 2011, among the Company and the holders of the Company’s Series B Convertible Preferred Stock named therein.

4.10**	Form of Certificate of Designations, Preferences, Powers and Rights of Series A Voting Preferred Stock.

4.11**	Form of Certificate of Designations, Preferences, Powers and Rights of Series B Convertible Preferred Stock.

4.12.1	Indenture, dated as of May 5, 1999, among YRC Regional Transportation, Inc. (formerly, USFreightways Corporation), the Guarantors named therein and NBD Bank, as trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-4, filed on June 21, 2005, File No. 333-126006).

4.12.2	Form of 8 1/2% Guaranteed Note due April 15, 2010 issued by YRC Regional Transportation, Inc. (formerly, USFreightways Corporation) (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-4, filed on June 21, 2005, File No. 333-126006).

4.12.3	Supplemental Indenture, dated as of June 27, 2005, among the Company, as New Guarantor, YRC Regional Transportation, Inc. (formerly, USF Corporation), the Existing Guarantor Subsidiaries under the Indenture and J.P. Morgan Trust Company, National Association as Trustee, supplementing the Indenture, dated as of May 5, 1999 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the YRC Regional Transportation, Inc. (formerly USFreightways Corporation) 8 1/2% Guaranteed Notes due April 15, 2010 (incorporated by reference to Exhibit 4.6 to the Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 15, 2006, File No. 000-12255).

4.12.4	Supplemental Indenture, dated as of December 31, 2009, between YRC Regional Transportation, Inc. (formerly USFreightways Corporation), the guarantors signatory thereto, and The Bank of New York Mellon Trust Company, N.A. (successor-in-interest to NBD Bank), as trustee, supplementing the Indenture, dated as of May 5, 1999 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 8 1/2% Guaranteed Notes due April 15, 2010 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.13.1	Indenture (including form of note) dated December 31, 2004, among the Company, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to Registration Statement on Form S-4/A, filed on November 30, 2004, File No. 333-119990).

4.13.2	Supplemental Indenture, dated as of December 31, 2009, between the Company, the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.14.1	Indenture (including form of note) dated December 31, 2004, among the Company, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to Registration Statement on Form S-4/A, filed on November 30, 2004, File No. 333-119990).

4.14.2	Supplemental Indenture, dated as of December 31, 2009, between the Company, the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 3.375% Net Share Settled Contingent Convertible Senior notes due 2023 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.15	Mutual Release, dated as of December 31, 2009, by and among the Company, YRC Regional Transportation, Inc. and certain holders of 8 1/2% Guaranteed Notes due April 15, 2010, 3.375% Contingent Convertible Senior Notes due 2023, 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023, 5% Contingent Convertible Senior Notes due 2023 and 5% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.16	Registration Rights Agreement, dated as of February 11, 2010, by and among the Company and persons defined as Purchasers and Guarantors therein (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

4.17	Indenture (including form of note), dated as of February 23, 2010, by and among the Company, as issuer, the Guarantors and US Bank, National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

4.18	Supplemental Indenture, dated August 3, 2010, by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on August 3, 2010, File No. 000-12255).

4.19	Letter Agreement, dated August 2, 2010, by and among the Company and certain investors in the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

5.1**	Opinion of Kirkland & Ellis LLP

5.2**	Opinion of Kobayashi, Sugita & Goda with respect to IMUA Handling Corporation.

5.3**	Opinion of Clark Hill PLC with respect to USF Holland Inc.

5.4**	Opinion of Stoel Rives, LLP with respect to USF Reddaway Inc.

5.5**	Opinion of Morgan, Lewis & Bockius LLP with respect to Roadway Next Day Corporation, USF Glen Moore Inc. and New Penn Motor Express, Inc.

5.6**	Opinion of Husch Blackwell LLP with respect to USF Dugan Inc.

5.7**	Opinion of Snell & Wilmer L.L.P. with respect to USF Bestway Inc.

5.8**	Opinion of Baker Hostetler LLP with respect to Roadway Reverse Logistics, Inc.

8.1**	Opinion of Kirkland & Ellis LLP regarding certain tax matters.

10.1	Support Agreement among the Company and certain lenders under its Credit Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on April 29, 2011, File No. 000-12255).

10.2	Support Agreement among the Company and TNFINC (incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K, filed on April 29, 2011, File No. 000-12255).

10.2.1	Summary of Principal Terms of Proposed Restructuring, dated as of April 21, 2011 (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K, filed on April 29, 2011, File No. 000-12255).

10.3.1	Credit Agreement, dated as of August 17, 2007, among the Company; the Canadian Borrowers and UK Borrowers party thereto; the Lenders party thereto; Bank of America, N.A. and SunTrust Bank, as Syndication Agents; U.S. Bank National Association, Wachovia Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, as Documentation Agents; JP Morgan Chase Bank, National Association, Toronto Branch, as Canadian Agent; J.P. Morgan Europe Limited, as UK Agent; and JPMorgan Chase Bank, National Association, as Administrative Agent (hereinafter referred to as the “Credit Agreement”) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on August 22, 2007, File No. 000-12255).

10.3.2	Amendment No. 1, dated as of April 18, 2008, to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on April 21, 2008, File No. 000-12255).

10.3.3	Waiver No. 1, dated as of January 15, 2009, to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on January 22, 2009, File No. 000-12255).

10.3.4	Waiver and Amendment No. 2, dated as of February 12, 2009, and Consent, Waiver and Amendment No. 3, dated February 27, 2009, to the Credit Agreement (incorporated by reference to Exhibit 10.1.4 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.3.5	Amendment No. 4, dated April 15, 2009, to the Credit Agreement (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009, File No. 000-12255).

10.3.6	Amendment No. 5 (dated as of May 14, 2009), Amendment No. 6 (dated as of May 15, 2009) and Amendment No. 7 (dated as of June 17, 2009) to the Credit Agreement (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 10, 2009, File No. 000-12255).

10.3.7	Amendment No. 8 (dated as of July 13, 2009), Amendment No. 9 (dated as of July 30, 2009), Amendment No. 10 (dated as of August 28, 2009), Waiver and Amendment No. 11 (dated as of October 9, 2009) and Waiver (dated as of October 26, 2009) to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.3.8	Amendment No. 12 (dated as of October 27, 2009) to the Credit Agreement (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.3.9	Amendment No. 13 (dated as of December 15, 2009) and Amendment No. 14 (dated as of December 21, 2009) to the Credit Agreement (incorporated by reference to Exhibit 10.1.9 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.3.10	Amendment No. 15 (dated as of February 10, 2010) to the Credit Agreement (incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

10.3.11	Amendment No. 16 (dated as of March 11, 2010) to the Credit Agreement (incorporated by reference to Exhibit 10.1.11 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.3.12	Amendment No. 17, dated May 3, 2010, to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on May 4, 2010, File No. 000-12255).

10.3.13	Amendment No. 18, dated July 28, 2010, to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

10.3.14	Amendment No. 19 (dated December 20, 2010) and Amendment No. 20 (dated February 28, 2011) to the Credit Agreement (incorporated by reference to Exhibit 10.1.14 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.3.15	Amendment No. 21 (dated April 29, 2011) to the Credit Agreement (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.4.1	Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; YRC Assurance Co. Ltd., as an uncommitted purchaser; the financial institutions party thereto as Committed Purchasers; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer; SunTrust Robinson Humphrey, Inc., as Three Pillars Agent, The Royal Bank of Scotland plc (successor to ABN AMRO Bank, N.V.), as Amsterdam Agent, and JPMorgan Chase Bank, N.A., as Falcon Agent and as Administrative Agent (hereinafter referred to as the “ABS Facility”) (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on April 21, 2008, File No. 000-12255).

10.4.2	Omnibus Consent and Amendment No. 1 to the ABS Facility, Amendment No. 4 to Receivables Sale Agreement among YRC Inc., USF Reddaway, Inc. and USF Holland, Inc., as Originators, and Yellow Roadway Receivables Funding Corporation, as Seller (hereinafter referred to as the “ABS Sale Agreement”) and Amendment No. 1 to Performance Undertaking, dated as of September 25, 2008, (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 10, 2008, File No. 000-12255).

10.4.3	Limited Waiver and Second Amendment, dated as of January 15, 2009, to the ABS Facility (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on January 22, 2009, File No. 000-12255).

10.4.4	Omnibus Amendment [Waiver and Amendment No. 3 to the ABS Facility, and Amendment No. 4 to ABS Sale Agreement], dated as of February 12, 2009, and Waiver and Amendment No. 4 to the ABS Facility, dated February 27, 2009 (incorporated by reference to Exhibit 10.2.4 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.4.5	Amendment No. 5 (dated May 15, 2009) and Amendment No. 6 (dated May 20, 2009) to the ABS Facility (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 10, 2009, File No. 000-12255).

10.4.6	Amendment No. 7 (dated July 30, 2009), Amendment No. 8 (dated August 28, 2009), Omnibus Amendment No. 9 (dated September 14, 2009), Amendment No. 10 (dated September 22, 2009), Waiver and Amendment No. 11 (dated October 9, 2009), Omnibus Amendment No. 12 (dated October 15, 2009) and Waiver and Amendment No. 13 (dated October 26, 2009) to the ABS Facility (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.4.7	Amendment No. 14 (dated October 27, 2009) to the ABS Facility (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.4.8	Amendment No. 15 (dated as of December 15, 2009) and Amendment No. 16 (dated as of December 21, 2009) to the ABS Facility (incorporated by reference to Exhibit 10.2.8 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.4.9	Amendment No. 17, dated May 3, 2010, to the ABS Facility (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on May 4, 2010, File No. 000-12255).

10.4.10	Amendment No. 18, dated June 11, 2010, to the ABS Facility (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on June 14, 2010, File No. 000-12255).

10.4.11	Amendment No. 19, dated October 20, 2010, to the ABS Facility (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on October 26, 2010, File No. 000-12255).

10.4.12	Amendment No. 20 (dated November 8, 2010), Amendment No. 21 (dated December 20, 2010), and Omnibus Amendment No. 22 (dated February 28, 2011) to the ABS Facility (incorporated by reference to Exhibit 10.2.12 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.4.13	Amendment No. 23 (dated April 29, 2011) to the ABS Facility (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.5.1	National Master Freight Agreement, effective April 1, 2008, among the International Brotherhood of Teamsters, YRC Inc. (formerly, Yellow Transportation, Inc. and Roadway Express, Inc.), USF Holland Inc. and New Penn Motor Express, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on February 11, 2008, File No. 000-12255).

10.5.2	Amended and Restated Memorandum of Understanding on the Job Security Plan, dated July 9, 2009, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on July 14, 2009, File No. 000-12255).

10.5.3	Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies and related Term Sheet/Proposal (the “Restructuring Plan”), dated September 24, 2010, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on September 29, 2010, File No. 000-12255).

10.5.4	Certification and Amendment (dated December 31, 2010) and Certification and Second Amendment (dated February 28, 2011) to the Restructuring Plan Term Sheet (incorporated by reference to Exhibit 10.3.4 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.6.1	Contribution Deferral Agreement, dated as of June 17, 2009, by and between YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway Inc., the Trustees for the Central States, Southeast and Southwest Areas Pension Fund and the other Funds from time to time party thereto and Wilmington Trust Company, as Agent (hereinafter referred to as the “Contribution Deferral Agreement”) (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 10, 2009, File No. 000-12255).

10.6.2	Consent and Amendment Agreement (dated September 22, 2009) and Amendment 2 (dated November 5, 2009) to Contribution Deferral Agreement (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.6.3	Amendment 3 (dated February 10, 2010) to Contribution Deferral Agreement (incorporated by reference to Exhibit 99.4 to Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

10.6.4	Amendment No. 4, dated May 3, 2010 to Contribution Deferral Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K, filed on May 4, 2010, File No. 000-12255).

10.6.5	Consent and Amendment 5, effective August 4, 2010, and Consent and Amendment 6, effective August 10, 2010, to Contribution Deferral Agreement (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

10.6.6	Amendment No. 7 (dated December 30, 2010) and Consent and Amendment No. 8 (dated February 28, 2011) to Contribution Deferral Agreement (incorporated by reference to Exhibit 10.4.7 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.6.7	Amendment No. 9 (dated April 29, 2011) and Amendment No. 10 (dated April 29, 2011) to the Contribution Deferral Agreement (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.7.1	Real Estate Sales Contract, effective December 19, 2008, between NATMI Truck Terminals, LLC and the Company, as amended by Amendment No. 1, effective January 21, 2009, and Amendment No. 2, effective February 12, 2009 (incorporated by reference to Exhibit 10.4 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.7.2	Amendment No. 3 (effective March 6, 2009), Amendment No. 4 (effective March 31, 2009) and Amendment No. 5 (effective April 21, 2009) to Real Estate Sales Contract, effective December 19, 2008, between NATMI Truck Terminals, LLC and the Company (incorporated by reference to Exhibit 10.8 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009, File No. 000-12255).

10.8	Form of Real Estate Sales Contract, dated February 13, 2009, between Estes Express Lines and YRC Inc., USF Reddaway, Inc. or USF Holland Inc. (incorporated by reference to Exhibit 10.9 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009, File No. 000-12255).

10.9.1	Real Estate Sales Contract, effective August 14, 2009, between North American Terminals Management, Inc. and the Company (hereinafter referred to as “First Pool Real Estate Sales Contract”) and First Amendment (effective August 21, 2009), Second Amendment (effective September 21, 2009), Third Amendment (effective September 23, 2009), Fourth Amendment (effective October 7, 2009), Fifth Amendment (effective October 9, 2009) and Sixth Amendment (effective November 4, 2009) to First Pool Real Estate Sales Contract (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.9.2	Real Estate Sales Contract, effective August 14, 2009, between North American Terminals Management, Inc. and the Company (hereinafter referred to as “Second Pool Real Estate Sales Contract”) and First Amendment (effective August 21, 2009), Second Amendment (effective September 21, 2009) and Third Amendment (effective November 4, 2009) to Second Pool Real Estate Sales Contract (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.9.3	Fourth Amendment (effective November 23, 2009), Fifth Amendment (effective December 2, 2009), Sixth Amendment (effective December 3, 2009), Seventh Amendment (effective December 9, 2009), Eighth Amendment (effective December 23, 2009) and Ninth Amendment (effective January 15, 2010) to Second Pool Real Estate Sales Contract (incorporated by reference to Exhibit 10.7.3 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.10	Note Purchase Agreement, dated February 11, 2010, by and among the Company, the investors listed on the Schedule of Buyers attached as Annex I thereto, and the subsidiaries of the Company listed on the Schedule of Guarantors attached as Annex II thereto (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

10.11	Escrow Agreement, dated as of February 23, 2010, by and among the Company, the persons defined as Buyers therein, and U.S. Bank National Association, as escrow agent (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

10.12.1	YRC Worldwide Inc. Director Compensation Plan (incorporated by reference to Exhibit 10.12.1 to Annual Report on Form 10-K/A for the year ended December 31, 2010, filed on April 29, 2011, File No. 000-12255).

10.12.2	Form of Director Share Unit Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on July 25, 2005, File No. 000-12255).

10.13.1	Employment Agreement dated January 25, 2006, by and between the Company and William D. Zollars (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on January 26, 2006, File No. 000-12255).

10.13.2	Amendment effective December 30, 2008 to Employment Agreement, dated as of January 25, 2006, by and between the Company and William D. Zollars (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on January 6, 2009, File No. 000-12255).

10.13.3	Letter Agreement, dated September 28, 2010, between the Company and William D. Zollars (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

10.14	Form of Indemnification Agreement between the Company and each of its directors and executive officers (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K, filed on March 15, 2007, File No. 000-12255).

10.15	Form of Executive Severance Agreement between the Company and each of the following executive officers: William D. Zollars, Sheila K. Taylor, Michael J. Smid, Daniel J. Churay, Phil J. Gaines, James G. Kissinger, Paul F. Liljegren and Michael J. Naatz incorporated by reference to Exhibit 10.10 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009, File No. 000-12255).

10.16	YRC Worldwide Inc. Executive Severance Policy (incorporated by reference to Exhibit 10.9 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.17	Yellow Corporation 1996 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 6, 2003, Reg. No. 000-12255).

10.18	Yellow Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 15, 2005, Reg. No. 000-12255).

10.19	Yellow Corporation 2002 Stock Option and Share Award Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8, filed on May 15, 2002, File No. 333-88268).

10.20	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 6, 2003, File No. 000-12255).

10.21	YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan, as amended with effect from June 29, 2010 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on June 29, 2010, File No. 000-12255).

10.22	Form of Share Unit Agreement (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, File No. 000-12255).

10.23	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 19, 2008, File No. 000-12255).

10.24	YRC Worldwide Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, File No. 000-12255).

10.25	YRC Worldwide Inc. Annual Incentive Bonus Program (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on May 23, 2007, File No. 000-12255).

10.26.1	YRC Worldwide Inc. Supplemental Executive Pension Plan (Effective January 1, 2005) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on July 25, 2006, File No. 000-12255).

10.26.2	Amendment to YRC Worldwide Inc. Supplemental Executive Pension Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed on July 8, 2008, File No. 000-12255).

10.27.1	YRC Worldwide Inc. Defined Contribution Supplemental Executive Retirement Plan (Effective January 1, 2005) (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on July 25, 2006, File No. 000-12255).

10.27.2	Amendment to YRC Worldwide Inc. Defined Contribution Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.21.2 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.28.1	Yellow Corporation Pension Plan, amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.27 to Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004, File No. 000-12255).

10.28.2	Amendment No. 1 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 9, 2005, File No. 000-12255).

10.28.3	Amendment No. 2 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.28.3 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.28.4	Amendment No. 3 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on July 8, 2008, File No. 000-12255).

10.28.5	Amendment No. 4 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.22.5 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.28.6	Amendment No. 5 and Amendment No. 6 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.28.6 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.28.7	Amendment No. 7 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 9, 2010, File No. 000-12255).

10.29	YRC Worldwide Inc. Non-Union Employee Option Plan (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K, filed on January 6, 2009, File No. 000-12255).

10.30	YRC Worldwide Inc. Union Employee Option Plan (incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.31	YRC Worldwide Inc. Second Union Employee Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on March 5, 2010, File No. 000-12255).

10.32	Form of YRC Worldwide Inc. Cash Performance and Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 Current Report on Form 8-K, filed on April 3, 2009, File No. 000-12255).

10.33	Retention Payment, Non-Competition, Non-Solicitation, Non-Disparagement, and Confidentiality Agreement dated June 2, 2009 by and between the Company and Michael J. Smid (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on June 2, 2009, File No. 000-12255).

10.34	Form of Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement between the Company and each of the following executive officers: Sheila K. Taylor, Daniel J. Churay, James G. Kissinger, and Michael J. Naatz (incorporated by reference to Exhibit 10.35 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.35	Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement dated December 16, 2008 by and between the Company and Phil J. Gaines (as amended by that certain letter agreement dated November 24, 2009) (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.36	Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement dated January 6, 2010 by and between the Company and Timothy A. Wicks (incorporated by reference to Exhibit 10.39 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.37	Letter Agreement, dated November 8, 2010, between the Company and John A. Lamar (incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.38	Separation Agreement and Release dated March 6, 2011, between the Company and Sheila K. Taylor (incorporated by reference to Exhibit 10.8 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.39	Amendment to Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement dated March 6, 2011, between the Company and Sheila K. Taylor (incorporated by reference to Exhibit 10.9 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.40	Letter Agreement, effective March 28, 2011, between the Company and Phil J. Gaines (incorporated by reference to Exhibit 10.10 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.41	Written Description of Compensatory Arrangement with William L. Trubeck, dated March 7, 2011 (incorporated by reference to Exhibit 10.11 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

12.1*	Statements re Computation of Ratios.

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 and 8.1).

23.3**	Consent of Kobayashi, Sugita & Goda (included in Exhibit 5.2).

23.4**	Consent of Clark Hill PLC (included in Exhibit 5.3).

23.5**	Consent of Stoel Rives, LLP (included in Exhibit 5.4).

23.6**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.5).

23.7**	Consent of Husch Blackwell LLP (included in Exhibit 5.6).

23.8**	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.7).

23.9**	Consent of Baker Hostetler LLP (included in Exhibit 5.8).

24.1*	Powers of Attorney (included in signature pages).

25.1*	Statement of Eligibility of Trustee on Form T-1.

99.1***	Form of Letter of Exchange.

99.2***	Form of Subscription Certificate.

*	Previously filed.
**	Indicates documents filed herewith.
***	To be filed by amendment.